UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2011

VIPER POWERSPORTS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51632	41-1200215
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10895 Excelsior Blvd., Ste. 203
Hopkins, MN	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 938-2481

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CER 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

•	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

•	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

     During 2010, Viper Powersports Inc. (the “Company”) borrowed $500,000 through a short-term loan from an accredited investor from Auburn, Alabama, bearing an interest rate of 12% per annum.  The Company and the lender have now entered into an agreement to satisfy this loan in full through its conversion into 1,000,000 shares of restricted common stock of the Company.  No commissions were involved in this debt conversion, and the issuance of common stock by the Company for this debt was made in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viper Powersports, Inc.

Date: January 5, 2011	By:	/s/ Jerome L. Posey
Jerome L. Posey,
Chief Financial Officer